Exhibit 99.3

Dycom Industries, Inc.
Non-GAAP Reconciliations
Q1 2023

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services, adjusted for the additional week in the fourth quarter of fiscal 2021, as a result of the Company’s 52/53 week fiscal year. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Non-GAAP Adjusted Net Income (Loss) - GAAP net income before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items. Management believes Non-GAAP Adjusted Net Income (Loss) is a helpful measure for comparing the Company’s operating performance with prior periods.

•Non-GAAP Adjusted Diluted Earnings (Loss) per Common Share and Non-GAAP Adjusted Diluted Shares - Non-GAAP Adjusted Net Income (Loss) divided by Non-GAAP Adjusted Diluted Shares outstanding. Non-GAAP Adjusted Diluted Shares used in the computation of Non-GAAP Adjusted Diluted Earnings (Loss) per Common Share is adjusted for common stock equivalents related to share-based awards in where their effect would be anti-dilutive.

•Notional Net Debt - Notional net debt is a Non-GAAP financial measure that is calculated by subtracting cash and equivalents from the aggregate face amount of outstanding debt. Management believes notional net debt is a helpful measure to assess the Company’s liquidity.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income (Loss) and Non-GAAP Adjusted Diluted Earnings (Loss) per Common Share:

•Non-cash amortization of debt discount on 2021 Convertible Notes - The Company’s 0.75% convertible senior notes due September 2021 (the “2021 Convertible Notes”) were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the 2021 Convertible Notes represents a debt discount. The debt discount was amortized over the term of the 2021 Convertible Notes but did not result in periodic cash interest payments. The Company excludes the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the 2021 Convertible Notes that would be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•Loss on debt extinguishment - During the quarter ended May 1, 2021, the Company recognized a loss on debt extinguishment of $0.1 million in connection with the amendment and restatement of its credit agreement maturing in April 2026. Management believes excluding the loss on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Tax impact of the vesting and exercise of share-based awards - In fiscal 2022, the Company excluded certain tax impacts resulting from the vesting and exercise of share-based awards. For comparability to other companies in the industry, the Company no longer excludes these tax impacts from its Non-GAAP measures beginning with the results for the first quarter of fiscal 2023.

•Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from storm restoration services	Additional week as a result of the Company’s 52/53 week fiscal year[1]	Non-GAAP - Organic Revenues	Growth (Decline)%
Quarter Ended					GAAP - Organic %	Non-GAAP - Organic %
April 30, 2022	$876.3	$—	$—	$876.3	20.5%	21.1%
May 1, 2021	$727.5	$(3.9)	$—	$723.6

January 29, 2022	$761.5	$—	$—	$761.5	1.4%	10.1%
January 20, 2021	$750.7	$(5.7)	$(53.2)	$691.8

October 30, 2021	$854.0	$—	$—	$854.0	5.4%	6.6%
October 24, 2020	$810.3	$(8.9)	$—	$801.4

July 31, 2021	$787.6	$—	$—	$787.6	(4.4)%	(4.4)%
July 25, 2020	$823.9	$—	$—	$823.9

May 1, 2021	$727.5	$(3.9)	$—	$723.6	(10.7)%	(11.1)%
April 25, 2020	$814.3	$—	$—	$814.3

January 30, 2021	$750.7	$(5.7)	$(53.2)	$691.8	1.8%	(6.2)%
January 25, 2020	$737.6	$—	$—	$737.6

October 24, 2020	$810.3	$(8.9)	$—	$801.4	(8.4)%	(9.4)%
October 26, 2019	$884.1	$—	$—	$884.1

July 25, 2020	$823.9	$—	$—	$823.9	(6.8)%	(6.8)%
July 27, 2019	$884.2	$—	$—	$884.2

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues - Certain Customers
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from storm restoration services	Non-GAAP - Organic Revenues	Growth %
Quarter Ended				GAAP - Organic %	Non-GAAP - Organic %

AT&T
April 30, 2022	$237.4	$—	$237.4	52.6%	52.7%
May 1, 2021	$155.6	$(0.1)	$155.4

Lumen
April 30, 2022	$102.8	$—	$102.8	19.8%	20.3%
May 1, 2021	$85.8	$(0.4)	$85.5

Frontier
April 30, 2022	$57.2	$—	$57.2	127.1%	127.1%
May 1, 2021	$25.2	$—	$25.2

Top 5 Customers[2]
April 30, 2022	$589.7	$—	$589.7	18.8%	19.8%
May 1, 2021	$496.2	$(3.8)	$492.3

All Other Customers (excluding Top 5 Customers)
April 30, 2022	$286.6	$—	$286.6	23.9%	23.9%
May 1, 2021	$231.3	$—	$231.3

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Adjusted EBITDA
Unaudited
(Dollars in thousands)

	Quarter Ended
	April 30, 2022	May 1, 2021
Net income	$19,536	$898
Interest expense, net	9,118	5,877
Provision (benefit) for income taxes	694	(2,724)
Depreciation and amortization	36,637	39,079
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	65,985	43,130
Gain on sale of fixed assets	(5,389)	(2,852)
Stock-based compensation expense	3,128	3,740
Loss on debt extinguishment[3]	—	62
Non-GAAP Adjusted EBITDA	$63,724	$44,080
Non-GAAP Adjusted EBITDA % of contract revenues	7.3%	6.1%

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Adjusted Net Loss and Non-GAAP Adjusted Loss per Common Share
Unaudited
(Dollars and shares in thousands, except per share amounts)

In fiscal 2022, the Company excluded certain tax impacts from the vesting and exercise of share-based awards when calculating Non-GAAP Adjusted Net Income (Loss). For comparability to other companies in the industry, the Company no longer excludes these tax impacts from its Non-GAAP measures beginning with the results for the first quarter of fiscal 2023. As there are no Non-GAAP adjustments for the first quarter of fiscal 2023, Non-GAAP Adjusted Net Income (Loss) for the quarter ended April 30, 2022 equals GAAP net income (loss).

	Quarter Ended May 1, 2021
	GAAP	Reconciling Items	Non-GAAP Adjusted
Contract revenues	$727,497	$—	$727,497
Costs of earned revenues, excluding depreciation and amortization	620,011	—	620,011
General and administrative	67,011	—	67,011
Depreciation and amortization	39,079	—	39,079
Total	726,101	—	726,101
Interest expense, net[4]	(5,877)	663	(5,214)
Loss on debt extinguishment[3]	(62)	62	—
Other income, net	2,717	—	2,717
(Loss) income before income taxes	(1,826)	725	(1,101)
(Benefit) provision for income taxes[5]	(2,724)	2,829	105
Net income (loss)	$898	$(2,104)	$(1,206)

Diluted earnings (loss) per common share	$0.03	$(0.07)	$(0.04)

Shares used in computing diluted earnings (loss) per common share[6]	31,299	(624)	30,676

Note: Amounts above may not add due to rounding.

Notes to Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

1 The Company has a 52/53 week fiscal year. All quarter periods presented contain 13 weeks except for the quarter ended January 30, 2021, which contained an additional week of operations.
The Non-GAAP adjustment for the additional week of operations for the quarter ended January 30, 2021 is calculated as (i) contract revenues less (ii) contract revenues from storm restoration services (iii) divided by 14 weeks.
2 Top 5 Customers included AT&T, Comcast, Lumen, Verizon, and Frontier for the quarter ended April 30, 2022, compared to AT&T, Comcast, Verizon, Lumen, and Windstream for the quarter ended May 1, 2021.
3 During the quarter ended May 1, 2021, the Company recognized a loss on debt extinguishment of $0.1 million in connection with the amendment and restatement of its credit agreement maturing in April 2026.
4 Non-GAAP Adjusted Interest expense, net excludes the non-cash amortization of the debt discount associated with the 2021 Convertible Notes.
5 Non-GAAP Adjusted Provision for income taxes reflects the tax related impact of all pre-tax adjustments as well as the tax effects of the vesting and exercise of share-based awards. For the quarter ended May 1, 2021, the benefit for income taxes includes $2.6 million, or $0.09 per common share diluted of income tax benefit for the vesting and exercise of share-based awards. For comparability to other companies in the industry, the Company no longer excludes these tax impacts from its Non-GAAP measures beginning with the results for the first quarter of fiscal 2023. Inclusion of these tax impacts in the calculation would have resulted in Non-GAAP Adjusted Net Income of $1.4 million, or $0.05 per common share diluted, in the year ago period.
6 For the quarter ended May 1, 2021, shares used in the calculation of GAAP diluted earnings per common share include the dilutive impact of common stock equivalents related to share-based awards. For the calculation of Non-GAAP Adjusted Loss per Common Share, common stock equivalents related to share-based awards are excluded as their effect would be anti-dilutive.